UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2013

Carrollton Bancorp
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

2329 West Joppa Road, Suite 325, Lutherville, MD	21093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 494-2580

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2013, Edward J. Schneider resigned as the Chief Financial Officer of Carrollton Bancorp (the “Company”) and its wholly-owned bank subsidiary, Bay Bank, F.S.B. (the “Bank”), so that he could pursue other opportunities.  Mr. Schneider’s resignation was not due to any disagreement with the Company or the Bank.  Neither the Company nor the Bank entered into any agreement in connection with Mr. Schneider’s resignation.  In connection with his resignation, Mr. Schneider’s employment under his Employment Agreement, dated as of May 22, 2013, with the Bank was terminated.

David E. Borowy, Senior Vice President – Finance/Accounting Department of the Company and Bank, will serve as Interim Chief Financial Officer pending the appointment of a successor or successors to the Chief Financial Officer position.  Mr. Borowy previously served in such capacity between April 24, 2013 and May 13, 2013.  Information regarding the other positions that Mr. Borowy has held with the Company and its predecessor and with the Bank was included in Item 5.02 of the Company’s Current Report on Form 8-K filed on April 25, 2013 under the heading, “Appointment of Officers”, which discussion is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

Dated: August 1, 2013	By:	/s/ Kevin B. Cashen
Kevin B. Cashen
President & Chief Executive Officer